FOR IMMEDIATE RELEASE	Contacts:
	Investors:	Michael Weitz 203-352-8642
Michael Guido, CFA 203-352-8779
	Media:	Matthew Altman 203-352-1177

WWE® Announces Financial Reporting Changes

Effective with Q1 2018 Results

STAMFORD, Conn., February 8,  2018 - WWE (NYSE: WWE) today announced several changes to its financial reporting, which include a revised business segment structure and modification of its definition of Adjusted OIBDA. These measures are attributed to changes in the way management analyzes results and allocates resources as WWE continues to transform to a digital, direct-to-consumer business model. The revised approach is intended to make the Company’s business performance easier to evaluate and analyze, make its financial statements more informative, and present results in a more consistent manner to its media peers. In addition, the Company is highlighting the adoption of a new FASB standard for revenue recognition, as its implementation impacts the timing of quarterly results.  The Company expects to report its financial performance reflective of these changes beginning with the announcement of first quarter 2018 results.

Business Segment Reporting

Over the past several years, WWE has executed a successful transformation of its business model, with an increasing share of revenue coming from the monetization of the Company’s video content across digital and direct-to-consumer platforms. Given this ongoing transformation, management has continued to evolve the way it analyzes business results and allocates resources. To reflect its revised perspective, the Company is implementing changes in the structure of its reported segments. As compared to the prior ten segment structure, the revised organization will be comprised of three operating segments: Media, Live Events, and Consumer Products as shown below:

Revised Segments	Key Sources of Revenue
Media

Production and monetization of content from across platforms, including:

•   Advertising, sponsorship, subscription and rights fees

•   Long-form and short-form programs

•   Distribution across WWE Network, pay television, digital/ social media and filmed entertainment outlets

Live Events	Ticket sales of the Company's global live events, including primary and secondary distribution
Consumer Products	Licensing royalties and direct sales of branded merchandise, including: • Video and mobile games, toys, apparel and other products • Sold at retail, online and at WWE venues

In conjunction with the change in reported segments,  the Company plans to allocate certain costs that were previously included in the Company’s “Corporate & Other” segment, such as talent development and training, marketing, business strategy and data analytics, to the revised segments based on their share of total revenue. The rationale for allocating these costs is that they are more directly related to the production of content and products than other costs that support WWE’s operations, and can be more directly tied to the generation of revenue. The remainder of the Company’s prior “Corporate & Other” expenses, such as costs associated with finance, human resources, information technology, facilities and legal functions, are expected to be reported as “Corporate” expenses, which in aggregate are considered a reconciling item rather than a reported segment.

With the implementation of this revised reporting structure, management plans to provide greater visibility into its secular revenue streams, such as entertainment rights fees,  advertising and sponsorship revenue. The Company believes that the revised presentation of results will be more informative to users of the Company’s financial statements and further that the revised structure and allocation of expenses will be more consistent with that of its media peers.

Adjusted OIBDA Definition

The Company evaluates the operating performance of its segments based on financial measures such as revenue, OIBDA and Adjusted OIBDA.  The Company has previously identified OIBDA as its primary measure of performance, which it defines as operating income before depreciation and amortization (as defined, OIBDA includes amortization expenses directly related to the Company’s revenue generating activities including the production and delivery of media content). The Company has used this measure to assess its operating results, set goals for management, plan and forecast future periods, as well as to identify strategies to improve performance.

To further facilitate the analysis of the Company’s operating performance, the Company plans to change its primary measure of performance from OIBDA to Adjusted OIBDA, and to modify its definition of Adjusted OIBDA to exclude stock-based compensation expense, a non-cash expense that may vary from period to period with limited correlation to operating performance. The Company will continue to exclude certain impairment charges and other non-recurring material items from its definition of Adjusted OIBDA as these items also impact the comparability of results between periods.

The Company believes Adjusted OIBDA is relevant to users of its financial statements because it provides a meaningful representation of operating cash flows generated by WWE’s business segments and management believes it is a primary measure used by media investors, analysts and peers for purposes of valuation.

Adjusted OIBDA is a non-GAAP financial measure and may be different than similarly-titled non-GAAP financial measures used by other companies. WWE views operating income as the most directly comparable GAAP measure. Adjusted OIBDA should not be considered in isolation from, or as a substitute for, operating income or other GAAP measures, such as net income or operating cash flow, as an indicator of operating performance or liquidity.

In 2018, management expects the Company to achieve another year of record revenue and previously targeted Adjusted OIBDA of at least $115 million. Based on the Company’s revised definition of Adjusted OIBDA, which excludes projected stock compensation expense, this equates to an approximate 2018 Adjusted OIBDA target of at least $140 million.1

WWE does not provide a reconciliation of projected Adjusted OIBDA to Operating income (GAAP) for any future period as WWE cannot accurately determine the adjustments that would be required.

Revenue Recognition: Adoption of FASB Standard

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customer (Topic 606)," which WWE adopted as of January 1, 2018. The adoption of this guidance requires WWE to record revenue based on current period estimates rather than wait for statements that show actual results in a prior period. The revised approach is expected to have the most significant impact on WWE’s licensing and filmed entertainment businesses, where it shifts the timing of revenue. The Company anticipates changes in the quarterly timing of revenue,  but does not expect a material impact on full-year results. Specifically, the Company estimates an $11 million to $13 million decline in licensing revenue from the first quarter 2017 to the first quarter 2018, and a comparable offsetting increase in the fourth quarter 2018.

Note

(1)	The Company’s business model and expected results will continue to be subject to significant execution risks, including those risks outlined in the Company’s Form 10-K filing with the SEC.

About WWE

WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The Company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family friendly entertainment on its television programming, pay-per-view, digital media and publishing platforms. WWE programming reaches more than 650 million homes worldwide in 20 languages. WWE Network, the first-ever 24/7 over-the-top premium network that includes all live pay-per-views, scheduled programming and a massive video-on-demand library, is now available in almost all international markets other than embargoed countries.  The Company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, London, Mexico City, Mumbai, Shanghai, Singapore, Dubai, Munich and Tokyo.

Additional information on WWE (NYSE: WWE) can be found at wwe.com and corporate.wwe.com. For information on our global activities, go to http://www.wwe.com/worldwide/.

Trademarks:  All WWE programming, talent names, images, likenesses, slogans, wrestling moves, trademarks, logos and copyrights are the exclusive property of WWE and its subsidiaries. All other trademarks, logos and copyrights are the property of their respective owners.

Forward-Looking Statements: This press release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to: WWE Network (including the risk that we are unable to attract, retain and renew subscribers); major distribution agreements; our need to continue to develop creative and entertaining programs and events; the possibility of a decline in the popularity of our brand of sports entertainment; the continued importance of key performers and the services of Vincent K. McMahon; possible adverse changes in the regulatory atmosphere and related private sector initiatives; the highly competitive, rapidly changing and increasingly fragmented nature of the markets in which we operate and greater financial resources or marketplace presence of many of our competitors; uncertainties associated with international markets; our difficulty or inability to promote and conduct our live events and/or other businesses if we do not comply with applicable regulations; our dependence on our intellectual property rights, our need to protect those rights, and the risks of our infringement of others’ intellectual property rights; the complexity of our rights agreements across distribution mechanisms and geographical areas; potential substantial liability in the event of accidents or injuries occurring during our physically demanding events including, without limitation, claims relating to CTE; large public events as well as travel to and from such events; our feature film business; our expansion into new or complementary businesses and/or strategic investments; our computer systems and online operations; privacy norms and regulations; a possible decline in general economic conditions and disruption in financial markets; our accounts receivable; our indebtedness; litigation; our potential failure to meet market expectations for our financial performance, which could adversely affect our stock; Vincent K. McMahon exercises control over our affairs, and his interests may conflict with the holders of our Class A common stock; a substantial number of shares are eligible for sale by the McMahons and the sale, or the perception of possible sales, of those shares could lower our stock price; and the relatively small public “float” of our Class A common stock. In addition, our dividend is dependent on a number of factors, including, among other things, our liquidity and historical and projected cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends (including under our revolving credit facility), general economic and competitive conditions and such other factors as our Board of Directors may consider relevant. Forward-looking statements made by the Company speak only as of the date made and are subject to change without any obligation on the part of the Company to update or revise them. Undue reliance should not be placed on these statements.  For more information about risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q.